    As filed with the Securities and Exchange Commission on November 12, 1996
                          Registration No. 333-_______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           DURA PHARMACEUTICALS, INC.
             (Exact name of Registrant as specified in its charter)

        CALIFORNIA                                              95-3645543
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                           Identification No.)

             5880 Pacific Center Blvd., San Diego, California 92121
                                 (619) 457-2553
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                  Cam L. Garner
                 Chairman, President and Chief Executive Officer
                           DURA PHARMACEUTICALS, INC.
             5880 Pacific Center Blvd., San Diego, California 92121
                                 (619) 457-2553
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
Craig S. Andrews, Esq.                     Thomas E. Sparks, Jr., Esq.
Faye H. Russell, Esq.                      John L. Donahue, Esq.
Martin C. Nichols, Esq.                    George A. Gucker, Esq.
BROBECK, PHLEGER & HARRISON LLP            PILLSBURY MADISON & SUTRO LLP
550 West C Street, Suite 1300              P.O. Box 7880
San Diego, California 92101                San Francisco, California 94120-7880


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: /X/ 333-14321

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                             PROPOSED              PROPOSED
                                       AMOUNT                 MAXIMUM              MAXIMUM           AMOUNT OF
  TITLE OF EACH CLASS OF               TO BE               OFFERING PRICE         AGGREGATE         REGISTRATION
SECURITIES TO BE REGISTERED         REGISTERED(1)(2)          PER UNIT          OFFERING PRICE(3)       FEE (4)
----------------------------------------------------------------------------------------------------------------
Common Stock, no par value....       690,000 shares           $33.25              $22,942,500          $6,953
================================================================================================================


(1) Includes 90,000 shares of Common Stock that the Underwriters have the option to purchase to cover over-allotments, if any.

(2) Shares of Common Stock previously registered include 4,600,000 shares for which the registration fee has previously been paid.

(3) The proposed maximum offering price per share is based on the proposed offering price for the shares of the Company's Common Stock offered hereby.

(4)  Calculated pursuant to Rule 457.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         This Registration Statement filed under the Securities Act of 1933, as amended, by Dura Pharmaceuticals, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") hereby incorporates by reference the contents of the Registration Statement on Form S-3 (File No. 333-14321) relating to the offering of up to 4,600,000 Shares of Common Stock of the Company filed on October 17, 1996.

                                  CERTIFICATION

         The Company hereby certifies to the Commission that it has instructed its bank to pay the Commission the filing fee of $6,953 for the additional securities being registered hereby as soon as practicable (but in any event no later than the close of business on November 13, 1996); that it will not revoke such instructions; that it has sufficient funds in the relevant account to cover the amount of the filing fee; and that it undertakes to confirm receipt of such instructions by the bank on November 13, 1996.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 12th day of November, 1996.

                             DURA PHARMACEUTICALS, INC.


                             By:  /s/ Cam L. Garner
                                 -----------------------------------------------
                                 Cam L. Garner
                                 Chairman, President and Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                                       Title                                        Date
       ---------                                       -----                                        ----

/s/ Cam L. Garner                      Chairman, President and Chief Executive Officer           November 12, 1996
---------------------------------              (Principal Executive Officer)
(Cam L. Garner)


/s/ James W. Newman                  Senior Vice President, Finance and Administration,          November 12, 1996
---------------------------------          and Chief Financial Officer (Principal
(James W. Newman)                              Financial and Accounting Officer)



        *                                 Executive Vice President                               November 12, 1996
---------------------------------              and Director
(David S. Kabakoff)


        *                               Senior Vice President, Sales                             November 12, 1996
---------------------------------        and Marketing, and Director
(Walter F. Spath)


        *                                         Director                                       November 12, 1996
---------------------------------
(James C. Blair)


        *                                         Director                                       November 12, 1996
---------------------------------
(Herbert J. Conrad)


        *                                         Director                                       November 12, 1996
---------------------------------
(Joseph C. Cook)


        *                                         Director                                       November 12, 1996
---------------------------------
(David F. Hale)


        *                                         Director                                       November 12, 1996
---------------------------------
(Gordon V. Ramseier)


        *                                         Director                                       November 12, 1996
---------------------------------
(Charles G. Smith)


*/s/ Cam L. Garner                                                                               November 12, 1996
---------------------------------
(Cam L. Garner, Attorney-in-Fact)

                                  EXHIBIT INDEX


Exhibit                                                                                Sequentially
  No.                             Description                                          Numbered Page
-------                           -----------                                          -------------
  5.1       Opinion of Brobeck, Phleger & Harrison LLP with respect to the
            Common Stock being registered.

 23.1 Consent of Brobeck, Phleger & Harrison LLP (contained in their opinion filed as Exhibit 5.1).

 23.2       Independent Auditors' Consent, Deloitte & Touche LLP.

 23.3       Consent of Kleinfeld, Kaplan and Becker.

+24.1       Power of Attorney.

--------------------

+ Incorporated by reference to the same-numbered exhibit to the Company's Registration Statement on Form S-3 (No. 333-14321) filed on October 17, 1996.